Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.
Exhibit 10.7

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREMEENT (“Amendment No. 1”) is hereby entered into as of October 7, 2019 (the “Amendment Effective Date”), by and between Howmedica Osteonics Corp. (“Buyer”) and Conformis, Inc. (“Seller”) (collectively, the “Parties”). Terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings given to them in that certain Asset Purchase Agreement between Buyer and Seller dated September 30, 2019 (the “Agreement”).

RECITALS

A.
As part of the Manufacturing Know-How within the Purchased Assets which were conveyed from Seller to Buyer under the Agreement and set forth on Schedule 1.1 thereto, Seller mistakenly listed two (2) documents and mistaken omitted one (1) document; and

B.	The Parties wish to restate Schedule 1.1 in its entirety to correct the foregoing errors.

AGREEMENT

NOW, THEREFORE, the Parties agree as follows:

1.    Schedule 1.1. The Parties acknowledge and agree that (a) documents [**] were mistakenly included on Schedule 1.1; and (b) document [**] was mistakenly omitted from Schedule 1.1. Therefore, the Parties hereby agree to delete Schedule 1.1 in its entirety and replace it with the First Amended Schedule 1.1 attached hereto as Exhibit A. The Parties hereby acknowledge that, notwithstanding Section 1.9 of the Agreement, the foregoing documents have not yet been provided to Buyer, and Buyer hereby agrees and stipulates that such omission shall not constitute a breach by Seller of the Agreement or any Ancillary Agreements. Buyer agrees to electronically deliver document [**] to Buyer within [**] of the Amendment Effective Date.

2.    Effectiveness. This Amendment No. 1 shall be effective upon the Amendment Effective Date, subject to the signing by both Parties.

3.    Miscellaneous.

(a)    Entire Agreement. This Amendment No. 1 constitutes the entire agreement among the Parties with respect to its subject matter, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the amendment and addition of the same. This Amendment No. 1 is not intended to confer any rights or remedies hereunder upon any person other than the Parties.

(b)    Governing Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

(c)    Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

(d)    Agreement. Except as specifically set forth in this Amendment No. 1, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the Agreement and this Amendment No. 1, this Amendment No.1 shall prevail. The Agreement, as amended by this Amendment No. 1, shall constitute a single, integrated agreement.

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IN WITNESS WHEREOF, this Amendment No. 1 has been executed by the Parties hereto as of the Effective Date.

Howmedica Osteonics Corp.		Conformis, Inc.

By	/s/ Spencer Stiles	By	/s/ Mark A. Augusti
Name:	Spencer Stiles	Name:	Mark A. Augusti
Title:	Group President, Orthopaedics and Spine	Title:	President and CEO

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